Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Holdco Nuvo Group D.G. Ltd. of our report dated February 9, 2024 relating to the financial statements of Holdco Nuvo Group D.G Ltd., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
June 28, 2024	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited